Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of PetVivo Holdings, Inc. of our report dated June 29, 2020, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of PetVivo Holdings, Inc. for the year ended March 31, 2020.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc.
Assurance Dimensions

Margate, Florida

March 22, 2021